Exhibit 5





                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]









                                            August 30, 1995



         Hecla Mining Company
         6500 Mineral Drive
         Coeur d'Alene, Idaho 83814


         Ladies and Gentlemen:
                 This opinion is delivered in connection with the Reg-istration Statement on Form S-3, File No. 33-59659, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of the sale by Hecla Mining Company (the "Company"), from time to time, of up to $100,000,000 maximum aggregate initial offering price of senior and subordinated debt securities (the "Debt Securities"), Pre-ferred Stock, par value $0.25 per share (the "Preferred Stock"), depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares"), Common Stock, par value $0.25 per share, including the preferred stock purchase rights attached thereto (the "Common Stock"), and war-rants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the "Warrants"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, and the Warrants are hereinafter referred to collectively as the "Securities". Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

                  The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued under, in the case of the senior Debt Securities, an indenture to be







         between the Company and a bank or trust company as trustee (the "Senior Debt Indenture"), and in the case of the subordinated Debt Securities, an indenture to be between the Company and a bank or trust company as trustee (the "Subordinated Debt Inden-ture"). The Senior Debt Indenture and the Subordinated Debt Indenture are hereinafter referred to collectively as the "Indentures". Drafts of the forms of the Indentures have been filed as exhibits to the Registration Statement.

                 Depositary Shares will be deposited under a Deposit Agreement between the Company and a bank or trust company and evidenced by Depositary Receipts. A draft of the form of the Depositary Agreement has been filed as an exhibit to the Regis-tration Statement.

                   Warrants will be issued either independently or together with other Securities and will be issued pursuant to a Warrant Agreement between the Company and a bank or trust com-pany as Warrant Agent. Drafts of three forms of the Warrant Agreements have been filed as exhibits to the Registration Statement.

                   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for pur-poses of this opinion.

                   Based upon the foregoing, we are of the opinion that, except as limited by (i) in the case of paragraphs 1 and 5, bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) in the case of paragraphs 1 and 5, gen-eral principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) in the case of paragraph 1, requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgement denominated other than in United States dollars with respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) in the case of paragraphs 1 and 5, governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies:

              1. With respect to the Debt Securities, when the specific terms of a particular Debt Security (includ-ing any Debt Security duly issued upon a conversion for any other Debt Securities, the conversion or


                   exchange of any shares of Preferred Stock or upon exercise of any Warrants) and its issuance and sale have been duly established in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly executed and authenticated in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and duly issued and sold as contemplated by the Registration Statement and applicable Prospec-tus Supplement or upon exchange, conversion or exer-cise in accordance with the terms of any other Secu-rity that has been validly issued, paid for and delivered, such Debt Security will constitute the valid and binding obligation of the Company.

              2. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or simi-lar agreement approved by the Board of Directors of the Company upon payment of the consideration there-for (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security, or the instrument governing such Security providing for such conversion, exchange or exercise, as approved by the Board of Directors of the Company, for the consider-ation approved by the Board of Directors of the Com-pany (not less than the par value of the Common Stock), the shares of Common Stock will be legally issued, fully paid and nonassessable.

              3. With respect to shares of Preferred Stock, when (i) the Board of Directors of the Company has taken all necessary corporate action to adopt a Certificate of Designation, Preferences and Rights (a "Certificate") relating to such Preferred Stock and the filing of such Certificate with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion, exchange or exercise of any other


                   Security, in accordance with the terms of such Secu-rity, or the instrument governing such Security pro-viding for such conversion, exchange or exercise, as approved by the Board of Directors of the Company, for the consideration approved by the Board of Direc-tors of the Company (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

              4. With respect to the Depositary Shares, when the terms of Depositary Shares evidenced by Depositary Receipts are duly established and such Depositary Shares are issued and sold, in each case, in accordance with the terms of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable shares of Preferred Stock, and when the Depositary Shares as evidenced by Depositary Receipts are issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement, such Depositary Shares will entitle the persons in whose names the Depositary Receipts evidencing such Depositary Shares are registered to the rights specified therein and in the Deposit Agreement.

              5. With respect to the Warrants, when the specific terms of a particular Warrant have been duly established in conformity with the Warrant Agreement and such Warrant has been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and applicable Prospectus Supplement, such Warrant will constitute the valid and binding obligation of the Company.

                   In connection with the opinions expressed above, we have assumed with your consent that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors of the Company, themselves or as so delegated, shall have approved the specific sale and issuance of such Security
         (including the terms thereof) and shall not have modified or rescinded the duly authorized issuance and sale of such Secu-rity, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) with respect to paragraph 1, the applicable Trustee and the applicable Indentures shall have been qualified under the Trust Indenture Act of 1939, as amended, and the rule and regulations thereunder (iv) with respect to paragraphs 1 to 5, the Company (a) shall have full power and authority to execute, deliver and perform the obligations set forth in the


         applicable documents, (b) the applicable documents shall have been duly authorized, executed and delivered by the Company and
         (c) the execution and delivery of the applicable documents and the performance by the Company of its obligations thereunder shall not have violated, breached or otherwise given rise to a default under the terms or provisions of its Certificate of Incorporation or by-laws or of any material contract, commitment or other obligation to which the Company is a party and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and sale of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

                   We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Dela-ware, and the federal laws of the United States of America.

                   We hereby consent to the use of this opinion as an Exhibit to the Registration Statement of the Company relating to the Securities and to the reference to our name in the Pro-spectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose con-sent is required under Section 7 of the Act.


                                  Very truly yours,


                                  /s/ Wachtell, Lipton, Rosen & Katz